AMENDMENT NO. 2 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO MASTER SERVICES AGREEMENT (this “Amendment”),

effective as of May 19, 2022, by and among The James Alpha Funds Trust, a Delaware statutory trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”) (collectively, the “Parties” and each a “Party”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated February 2, 2021, as amended (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with the Schedule A attached hereto, as the same may be amended from time to time.

(b)	The Fund Accounting Fee Letter to the Agreement hereby is deleted in its entirety and replaced with the Fund Accounting Fee Letter attached hereto, as the same may be amended from time to time.

(c)	The Fund Administration Fee Letter to the Agreement hereby is deleted in its entirety and replaced with the Fund Administration Fee Letter attached hereto, as the same may be amended from time to time.

(d)	The Transfer Agent and Shareholder Services Fee Letter to the Agreement hereby is deleted in its entirety and replaced with the Transfer Agent and Shareholder Services Fee Letter attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

THE JAMES ALPHA FUNDS TRUST By: /s/ Michael J. Montague Name: Michael J. Montague Title: Principal Financial Officer	ULTIMUS FUND SOLUTIONS, LLC By: /s/ Gary Tenkman Gary Tenkman Chief Executive Officer

AMENDED SCHEDULE A

dated May 19, 2022

to the

Master Services Agreement between

The James Alpha Funds Trust and

Ultimus Fund Solutions, LLC
dated February 2, 2021

Fund Portfolio(s)

Easterly Global Macro Fund
Easterly Global Real Estate Fund

Easterly Multi Strategy Alternative Income Fund Easterly Hedged Equity Fund

Easterly Hedged High Income Fund Easterly Total Hedge Portfolio Easterly EHS Fund

Easterly Structured Credit Value Fund Easterly Snow Small Cap Value Fund Easterly Snow Long/Short Opportunity Fund

Fund Accounting Fee Letter for

the Funds listed on Schedule A each a series of

The James Alpha Funds Trust

This Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to The James Alpha Funds Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated February 2, 2021, and the Fund Accounting Addendum dated March 23, 2021 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[omitted]

2.	Portfolio Price Quotation and Performance Reporting

[omitted]

3.	Monthly Per Trade Fee

[omitted]

4.	Term

4.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

4.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

4.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

4.4.	Early Termination. Any Early Termination under the Agreement with respect to a Fund shall subject the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter.

4.5.	Liquidation. Upon termination of the Agreement with respect to a Fund due to the liquidation of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Trust.

5.	Fee Increases

[omitted]

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Accounting Fee Letter dated May 19, 2022.

The James Alpha Funds Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By: /s/ Michael J. Montague	By:	/s/ Gary Tenkman
Name: Michael J. Montague	Name:	Gary Tenkman
Title: Principal Financial Officer	Title:	Chief Executive Officer

The undersigned investment advisers (the “Adviser”) hereby acknowledge and agree to the terms of the Agreement.

Easterly Funds LLC By: /s/ Michael J. Montague Name: Michael J. Montague Title: Chief Operating Officer
Easterly Investment Partners LLC By: /s/ Amaris Sahota Name: Amaris Sahota Title: Chief Operating Officer

Fund Administration Fee Letter for

the Funds listed on Schedule A each a series of

The James Alpha Funds Trust

This Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to The James Alpha Funds Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated February 2, 2021, and the Fund Administration Addendum dated February 2, 2021 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[omitted]

2.	Reimbursable Expenses

[omitted]

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to a Fund shall subject the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter.

3.5.	Liquidation. Upon termination of the Agreement with respect to a Fund due to the liquidation of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Trust.

4.	Fee Increases

[omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Administration Fee Letter dated May 19, 2022.

The James Alpha Funds Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By: /s/ Michael J. Montague	By:	/s/ Gary Tenkman
Name: Michael J. Montague	Name:	Gary Tenkman
Title: Principal Financial Officer	Title:	Chief Executive Officer

The undersigned investment advisers (the “Adviser”) hereby acknowledge and agree to the terms of the Agreement.

Easterly Funds LLC By: /s/ Michael J. Montague Name: Michael J. Montague Title: Chief Operating Officer
Easterly Investment Partners LLC By: /s/ Amaris Sahota Name: Amaris Sahota Title: Chief Operating Officer

Transfer Agent and Shareholder Services Fee Letter for

the Funds listed on Schedule A each a series of

The James Alpha Funds Trust

This Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to The James Alpha Funds Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated February 2, 2021, and the Transfer Agent and Shareholder Services Addendum dated February 2, 2021 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[omitted]

2.	Reimbursable Expenses

[omitted]

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. After the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to the Fund(s), in which case the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to a Fund shall subject the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter.

3.5.	Liquidation. Upon termination of the Agreement with respect to a Fund due to the liquidation of the Trust or the Fund, Ultimus shall be entitled to collect from the Trust or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Trust.

4.	Fee Increases

[omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated May 19, 2022.

The James Alpha Funds Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By: /s/ Michael J. Montague	By:	/s/ Gary Tenkman
Name: Michael J. Montague	Name:	Gary Tenkman
Title: Principal Financial Officer	Title:	Chief Executive Officer

The undersigned investment advisers (the “Adviser”) hereby acknowledge and agree to the terms of the Agreement.

Easterly Funds LLC By: /s/ Michael J. Montague Name: Michael J. Montague Title: Chief Operating Officer
Easterly Investment Partners LLC By: /s/ Amaris Sahota Name: Amaris Sahota Title: Chief Operating Officer